Exhibit 99.1

FOR IMMEDIATE RELEASE

Wednesday, November 5, 2008

SMTC Reports Third Quarter Results

11% Revenue Growth and $8.1 Million Cash from Operations

TORONTO – November 5, 2008 — SMTC Corporation (Nasdaq: SMTX, TSE: SMX), a global electronics manufacturing services provider, today reported 2008 third quarter revenue of $60.1 million and net income of $0.1 million, or $0.01 per share, after absorbing a $0.6 million write off of certain deferred financing costs. This compares with revenue of $54.0 million and a net loss of $1.2 million, or $0.08 per share, for the 2007 third quarter. In the second quarter of 2008, the Company reported revenue of $66.3 million and net loss of $6.3 million, or $0.43 per share after a $5.7 million restructuring charge.

Gross profit for the third quarter of 2008 was $4.8 million, or 8.0% of revenue, compared with $4.5 million, or 6.8% of revenue, for the previous quarter and $3.4 million, or 6.3% of revenue, for the third quarter of 2007.

“Third quarter results while positive, did not meet our internal targets in large part due to production delays as we transferred certain customer volumes from our Mexico to China site in the quarter. However, we ended the quarter with a strong order backlog”, stated John Caldwell, President and Chief Executive officer. “Despite lower than expected revenue, we remained profitable, reflecting the effect of restructuring activities in the second quarter and other cost containment measures. The net debt level was reduced to the lowest level in ten years.”

During the quarter SMTC signed amendments to its loan agreements improving certain covenants and other terms as well as lowering the effective interest rate on overall indebtedness.

“We generated $8.1 million in cash from operations in the third quarter and $5.3 million year to date. This cash was primarily applied for debt reduction”, stated Jane Todd, Senior Vice President Finance and Chief Financial Officer. “In the quarter, we successfully closed a bank refinancing with a four year term and at lower interest rates, to support our customers and our long term growth requirements.”

“We expect fourth quarter revenue at or above the third quarter and higher earnings in part due to a stronger U.S. dollar”, stated John Caldwell, President and Chief Executive Officer.

Expressed in U.S. dollars

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, Mexico, and China, with more than 1000 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and

Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For further information:

Jane Todd,

Senior Vice President, Finance and Chief Financial Officer,

(905) 413-1300,

Email: jane.todd@smtc.com

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three months ended		Nine months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
Revenue	$60,073	$54,046	$181,499	$189,633
Cost of sales	55,258	50,621	167,829	173,886

Gross profit	4,815	3,425	13,670	15,747
Selling, general and administrative expenses	3,461	2,676	10,888	10,366
Restructuring charges	—	242	5,523	242
Loss on extinguishment of debt	613	371	613	371

Operating earnings (loss)	741	136	(3,354)	4,768
Interest expense	569	1,265	2,247	4,529

Earnings (loss) before income taxes	172	(1,129)	(5,601)	239
Income tax expense (recovery)
Current	6	64	163	(1,381)
Deferred	23	—	(6)	(98)

	29	64	157	(1,479)

Net earnings (loss), also being comprehensive income (loss)	$143	$(1,193)	$(5,758)	$1,718

Basic earnings (loss) per share	$0.01	$(0.08)	$(0.39)	$0.12
Diluted earnings (loss) per share	$0.01	$(0.08)	$(0.39)	$0.11
Weighted average number of shares outstanding
Basic	14,646,333	14,646,333	14,646,333	14,646,333
Diluted	14,729,485	14,646,333	14,646,333	14,947,018

Consolidated Balance Sheets as of

(Unaudited)

(Expressed in thousands of U.S. dollars)	September 28, 2008	December 31, 2007
Assets

Current assets:
Cash	$2,000	$182
Accounts receivable—net	30,439	38,658
Inventories	40,650	30,879
Prepaid expenses	1,795	940

	74,884	70,659
Property, plant and equipment	16,617	22,295
Deferred financing fees	698	1,410
Deferred income taxes	489	483

	$92,688	$94,847

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$40,657	$37,172
Accrued liabilities	8,624	7,272
Income taxes payable	560	604
Current portion of long-term debt	2,250	3,071
Current portion of capital lease obligations	917	736

	53,008	48,855

Long-term debt	16,927	17,913
Capital lease obligations	1,386	1,244

Shareholders’ equity:
Capital stock	7,482	7,854
Warrants	10,372	10,372
Loans receivable	(5)	(5)
Additional paid-in capital	249,550	248,888
Deficit	(246,032)	(240,274)

	21,367	26,835

	$92,688	$94,847

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended		Nine months ended
(Expressed in thousands of U.S. dollars)	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
Cash provided by (used in):
Operations:
Net earnings (loss)	$143	$(1,193)	$(5,758)	$1,718
Items not involving cash:
Depreciation	724	1,225	2,588	3,756
Gain on disposition of property, plant and equipment		9		9
Impairment of property, plant and equipment	—	—	4,921	—
Deferred income taxes	23	8	(6)	(95)
Non-cash interest	91	422	295	1,518
Stock-based compensation	(279)	(1,003)	217	135
Loss on extinguishment of debt	613	269	613	269

	1,315	(263)	2,870	7,310

Change in non-cash operating working capital:
Accounts receivable	9,364	4,636	8,219	10,273
Inventories	(2,631)	(310)	(9,771)	5,999
Prepaid expenses	(392)	96	(855)	(217)
Income taxes recoverable	(22)	58	(44)	(1,567)
Accounts payable	(169)	5,057	3,485	2,746
Accrued liabilities	640	539	1,366	(2,104)

	8,105	9,813	5,270	22,440

Financing:
Increase in long-term debt	13,800	21,500	13,800	21,500
Repayment of long-term debt—net	(19,116)	(30,378)	(15,607)	(40,012)
Principal payment of capital lease obligations	(245)	(158)	(654)	(480)
Debt issuance and deferred financing costs	(250)	(1,362)	(250)	(1,362)

	(5,811)	(10,398)	(2,711)	(20,354)

Investing:
Purchase of property, plant and equipment	(294)	(287)	(1,009)	(1,758)
Proceeds from sale of property, plant and equipment		—	268	—

	(294)	(287)	(741)	(1,758)

Increase in cash and cash equivalents	2,000	(872)	1,818	328
Cash and cash equivalents, beginning of period		1,200	182	—

Cash and cash equivalents, end of the period	$2,000	$328	$2,000	$328

Supplementary Information:

Reconciliation of EBITDA

	Three months ended		Nine months ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
Operating earnings (loss)	$741	$136	$(3,354)	$4,768
Add:
Depreciation	724	1,225	2,588	3,756
Restructuring charges	—	242	5,523	242
Loss on extinguishment of debt	613	371	613	371

EBITDA	2,078	1,974	5,370	9,137